Exhibit 99.1

InfoSpace Announces Strong First Quarter Financial Results and

Raises Full-Year 2004 Guidance

BELLEVUE, Wash. (April 28, 2004) – InfoSpace, Inc. (NASDAQ: INSP) today announced financial results for the three months ended March 31, 2004.

Revenues for the first quarter of 2004 were $48.1 million, reflecting a $17.8 million (or 59%) increase over the first quarter of 2003. In accordance with Generally Accepted Accounting Principles (GAAP), income from continuing operations for the first quarter of 2004 was $5.4 million, or $0.15 per diluted share, versus a net loss from continuing operations of $1.9 million, or $0.06 per diluted share, in the first quarter of 2003.

Due to the recent sale of the Payment Solutions business, Payment Solutions is treated as a discontinued operation for the first quarter of 2004 and all prior periods. As a result, Payment Solutions is not included in revenue or operating results but did contribute to first quarter net income as a discontinued operation. GAAP net income for the first quarter of 2004 (which includes a gain of $29.0 million from the sale of Payment Solutions) was $36.7 million, or $1.03 per diluted share, versus a net loss of $1.3 million, or $0.04 per diluted share, in the first quarter of 2003. If Payment Solutions had remained part of continuing operations of InfoSpace for the quarter, it would have contributed $8.4 million in revenue and $2.8 million in segment income.

Cash, cash equivalents, and marketable investments at March 31, 2004 totaled $379.7 million, reflecting an increase of $84.4 million from December 31, 2003. The increase is primarily attributable to the sale of Payment Solutions for $82 million in cash during the quarter. The Company had no debt obligations at the end of the quarter.

“Both Search & Directory and Mobile delivered strong results this quarter, driven by dramatic growth in paid searches and mobile media downloads,” said Jim Voelker, chairman and chief executive officer of InfoSpace, Inc. “We will continue to invest in these growing markets, both in organic efforts and through acquisition. Recently we agreed to acquire Switchboard, which will nearly double our online directory traffic and establish us as a leading online directory provider in the U.S.”

First Quarter Highlights and Recent Developments

•	InfoSpace announced a definitive agreement to acquire Switchboard Incorporated, a leading provider of local online advertising solutions and internet-based yellow pages, for $7.75 per share or approximately $160 million in cash. As of December 31, 2003, Switchboard had approximately $55.8 million in cash and marketable securities and no debt.

•	InfoSpace extended its agreement to distribute Google search results through its network of Web search properties and partner web sites until 2006. The agreement includes distribution of Google’s award-winning indexed Web search results, as well as targeted advertising from the Google AdWords™ Program. InfoSpace’s metasearch technology searches the Web’s leading engines and delivers the best results from each.

•	The Company completed the sale of its Payment Solutions business to Lightbridge, Inc. for $82 million in cash. As previously announced, the Company tightened its strategic focus to two businesses: Search & Directory and Mobile.

Segment Information

Segment income for each reportable operating segment does not include allocations for general, administrative and other overhead costs, depreciation and amortization expense, restructuring and other charges and non-operating gains or losses.

Search & Directory

Search & Directory revenues were $33.3 million in the first quarter of 2004, an increase of $12.9 million (or 63%) from the first quarter of 2003. The increase in revenue is primarily due to growth in the number of paid searches coming from our distribution partners. Total paid searches in North America during the quarter, including both Search and Directory, were approximately 173 million, generating average revenue per paid search of approximately $0.16. Search & Directory segment income was $13.8 million or 41.5% of revenues for the first quarter of 2004.

Mobile

Mobile revenues were $14.8 million in the first quarter of 2004, an increase of $8.7 million (or 142%) from the first quarter of 2003. The increase in revenue is a result of revenues attributable to media downloads. Mobile segment income totaled $3.8 million or 25.5% of revenues for the first quarter of 2004.

Other Items

During the quarter, the Company recorded a net charge of $1.0 million relating to restructuring and other costs, and a net gain of $0.4 million related to certain minority investments.

Outlook

The Company’s guidance excludes the potential impact of any one-time gains or losses, and excludes operating results from Payment Solutions.

Second Quarter 2004 Outlook (excluding Switchboard)

Due to expected seasonality and limited operating history, for the second quarter of 2004 the Company expects revenue to be between $46.0 million and $49.0 million and income from continuing operations to be between $4.0 million and $6.0 million.

Full Year 2004 Outlook (excluding Switchboard)

As a result of strong performance from each of its business units, the Company is increasing guidance for full year 2004. For the full year 2004, the Company expects revenue to be between $195.0 million and $205.0 million (up from previous guidance of $163.0 to $171.0 million), comprised of $135.0 million to $140.0 million in Search & Directory revenue (up from previous guidance of $120.0 million to $125.0 million) and $60.0 million to $65.0 million in Mobile revenue (up from previous guidance of $43.0 million to $46.0 million). The Company expects income from continuing operations to be between $23.0 million and $27.0 million for full year 2004.

Switchboard Outlook

Subject to stockholder approval and other conditions, the previously announced Switchboard transaction is expected to close in the second half of 2004. Assuming the acquisition closes on or near July 1, 2004, InfoSpace anticipates Switchboard will contribute approximately $10.0 million to $12.0 million in revenue and $4.0 million to $5.0 million in Search & Directory segment income for the second half of 2004.

A conference call will be held today at 2 p.m. Pacific Time/5 p.m Eastern. To access the conference call please dial (800) 238-9007 (U.S.and Canada) or (719) 457-2622 (International). The live webcast can be accessed in the Investor Relations section of the InfoSpace corporate Web site at www.infospaceinc.com. A replay of the call will be available approximately one hour after the call until Wednesday, May 5th, 2004 at 10 p.m. Pacific Time.

All information in this release is as of April 28, 2004. InfoSpace undertakes no duty to update any forward-looking statements to actual results or changes in the Company’s expectations.

About InfoSpace, Inc.

InfoSpace, Inc. (NASDAQ: INSP) is a diversified technology and services company that develops Internet and wireless solutions for a wide range of customers. InfoSpace Search & Directory provides Web search and online directory products that help users find the information they need while creating opportunities for merchants. InfoSpace Mobile develops infrastructure, tools and applications that enable carriers and content providers to efficiently develop and deliver mobile data services across multiple devices. More information can be found at http://www.infospaceinc.com.

# # #

CONTACT:

Nancy Bacchieri

Vice President – Communications, InfoSpace, Inc.

(425) 201-8722

nancy.bacchieri@infospace.com

This release contains forward-looking statements relating to InfoSpace, Inc.’s products and services and future operating results, including the Company’s proposed acquisition of Switchboard Incorporated, that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward looking. Forward-looking statements include without limitation statements regarding the projected results of the Company’s strategic plan and efforts to achieve long-term sustainable growth; the Company’s plan to acquire Switchboard Incorporated; projected consolidated revenue and net income for the Company for the second quarter and full year 2004; projected revenue for the Company’s Search and Directory and Mobile units for 2004; and potential revenue and segment income contributions for the second half of 2004 from the proposed acquisition of Switchboard Incorporated. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include the progress and costs of the development of our products and services, the timing and extent of market acceptance of those products and services, our dependence on companies to distribute our products and services, the ability to successfully integrate acquired businesses and the successful execution of the Company’s strategic initiatives. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Annual Report on Form 10-K, in the section entitled “Factors Affecting Our Operating Results, Business Prospects and Market Price of Stock.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

InfoSpace, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except per share data)

	Three months ended
	March 31, 2004 (unaudited)	March 31, 2003 (unaudited)
Revenues	$48,081	$30,283

Operating expenses(1):
Content and distribution costs	16,886	3,539
Systems and network operations	3,218	3,421
Product development	4,438	6,010
Sales and marketing	5,458	4,556
General and administrative	9,494	7,477
Depreciation	1,799	3,295
Amortization of intangible assets	1,741	1,622
Restructuring charges and other, net (2)	1,041	4,123

Total operating expenses	44,075	34,043

Operating income (loss)	4,006	(3,760)

Gain on equity investments	458	413
Other income, net	985	1,170

Income (loss) from continuing operations before income taxes	5,449	(2,177)

Income tax benefit (expense)	(32)	259

Income (loss) from continuing operations	5,417	(1,918)

Discontinued operations (3)
Income from discontinued operations, net of tax of $20 and $329	2,277	611

Gain on sale of discontinued operations, net of tax of $260	28,989	—

Income from discontinued operations	31,266	611

Net income (loss)	$36,683	$(1,307)

Earnings per share - Basic
Income (loss) from continuing operations	$0.17	$(0.06)
Income from discontinued operations	0.99	0.02

Net income (loss) per share	$1.16	$(0.04)

Weighted average shares outstanding used in computing basic net income (loss) per share	31,568	30,979

Earnings per share - Diluted
Income (loss) from continuing operations	$0.15	(0.06)
Income from discontinued operations	0.88	0.02

Net income (loss) per share	$1.03	$(0.04)

Weighted average shares outstanding used in computing diluted net income (loss) per share	35,654	30,979

(1)	The Consolidated Statements of Operations have been revised to eliminate the caption cost of revenues, and separately present content and distribution costs, depreciation expense and systems and network operations costs. Content and distribution costs were previously included in cost of revenues and sales and marketing expense. Certain reclassifications have been made to the accounts for the three months ended March 31, 2003 to conform to the current presentation. The reclassifications did not impact previously reported revenue, total operating expenses, operating income or net loss. Had the operating results been presented in the manner that was previously presented, the operating results for the three months ended March 31, 2004 would have been as follows (in thousands):

Revenues	$48,081
Operating expenses:
Cost of Revenues	8,953
Product development	4,896
Sales and marketing	17,463
General and administrative	9,981
Amortization of other intangible assets	1,741
Restructuring charges and other, net	1,041

Total operating expenses	44,075

Operating income	$4,006

(2)	Restructuring charges and other, net in the three months ended March 31, 2004 is $1.2 million, primarily attributable to severance and a non-cash stock compensation charge. In the three months ended March 31, 2003, it primarily consists of a $4.0 million charge related to the settlement agreement with the Internal Revenue Service regarding the audit of the Company’s payroll tax returns for the year 2000.
(3)	On March 31, 2004, the sale of the Payment Solutions business was consummated. The operating results of Payment Solutions have been presented as a discontinued operation for all periods presented. Income from discontinued operations is comprised of segment results from Payment Solutions, which includes segment revenues of $8.4 million and segment income of $2.8 million (which excludes depreciation, amortization and allocated corporate expenses) for the three months ended March 31, 2004 and segment revenues of $6.3 million and segment income of $1.3 million for the three months ended March 31, 2003. Additionally, income from discontinued operations includes previously unallocated depreciation, amortization and corporate expenses that were attributed to Payment Solutions, less allocated income taxes.

InfoSpace, Inc.

Consolidated Balance Sheets

(Amounts in thousands)

	March 31, 2004 (unaudited)	December 31, 2003 (unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$297,738	$223,858
Short-term investments, available-for-sale	51,100	71,465
Accounts receivable, net	37,511	24,585
Notes and other receivables, net	6,778	4,454
Payroll tax receivable	13,214	13,214
Prepaid expenses and other current assets	6,131	3,425
Assets of discontinued operations, including cash of $5,187	—	58,366

Total current assets	412,472	399,367

Long-term investments, available-for-sale	30,882	—
Property and equipment, net	13,245	13,281
Other investments	480	1,396
Goodwill	57,238	57,378
Other intangible assets, net	18,402	20,143
Other long-term assets	754	750

Total assets	$533,473	$492,315

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,594	$4,363
Accrued expenses and other current liabilities	32,024	29,530
Deferred revenue	7,059	3,315
Liabilities of discontinued operations	—	8,501

Total current liabilities	45,677	45,709

Long-term liabilities:
Long-term deferred revenue	—	75

Total liabilities	45,677	45,784

Stockholders’ equity:
Preferred stock	—	—
Common stock	3	3
Additional paid-in capital	1,712,159	1,707,617
Accumulated deficit	(1,225,611)	(1,262,294)
Accumulated other comprehensive income	1,245	1,205

Total stockholders’ equity	487,796	446,531

Total liabilities and stockholders’ equity	$533,473	$492,315

Summary of cash and marketable investments:
Cash and cash equivalents	$297,738	$223,858
Short-term investments, available-for-sale	51,100	71,465
Long-term investments, available-for-sale	30,882	—

Cash and marketable investments	379,720	295,323
Payment Solutions cash	—	5,187

Total cash and marketable investments	$379,720	$300,510

InfoSpace, Inc.

Consolidated Statements of Cash Flows

(Amounts in thousands)

	Three months ended March 31,
	2004 (unaudited)	2003 (unaudited)
Operating Activities:
Net income (loss)	$36,683	$(1,307)
Adjustments to reconcile net loss to net cash provided by operating activities:
Income from discontinued operations	(31,266)	(611)
Depreciation and amortization	3,540	4,917
Warrant and stock-related revenue	—	(135)
Warrant and stock-based compensation expense	981	10
Bad debt (recoveries) expense	194	(168)
Gain on equity investments	(458)	(413)
Other	(327)	479
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(13,120)	(606)
Notes and other receivables	(1,025)	1,601
Prepaid expenses and other current assets	(2,706)	(3,066)
Other long-term assets	(4)	(55)
Accounts payable	2,231	(248)
Accrued expenses and other current liabilities	2,543	1,707
Deferred revenue	3,669	233
Discontinued operations net assets	—	(1,802)

Net cash provided by operating activities	935	536

Investing Activities:
Proceeds from the sale of assets	320	—
Purchases of property and equipment	(1,900)	(71)
Proceeds from the sale of discontinued operation	82,000	—
Proceeds from the sale of equity investments	—	7,768
Short-term investments, net	20,365	16,983
Long-term investments, net	(30,882)	—

Net cash provided by investing activities	69,903	24,680

Financing activities:
Proceeds from exercise of stock options	2,568	90
Proceeds from issuance of stock through employee stock purchase plan	474	474

Net cash provided by financing activities	3,042	564

Net increase in cash and cash equivalents	73,880	25,780
Cash and cash equivalents:
Beginning of period	223,858	120,092

End of period	$297,738	$145,872

Supplemental disclosure of non-cash activities:
Non-cash activities resulting from purchase transactions:
Common stock issued	$—	$1,895
Net liabilities assumed	—	1,910

InfoSpace, Inc

Segment Information

(Amounts in thousands)

	Three Months Ended
	March 31, 2004 (unaudited)	March 31, 2003 (unaudited)
Search & Directory
Revenue	$33,259	$20,354
Operating expense	19,462	8,181

Segment income (1)	13,797	12,173
Segment margin	41.5%	59.8%

Mobile
Revenue	14,822	6,116
Operating expense	11,044	5,482

Segment income (1)	3,778	634
Segment margin	25.5%	10.4%

Non-Core Services
Revenue	—	3,813
Operating expense	—	2,293

Income (1)	—	1,520

Total
Total segment revenue	48,081	30,283
Total segment operating expense	30,506	15,956

Total segment income (1)	17,575	14,327
Total segment margin	36.6%	47.3%

Corporate
Operating Expense	8,988	9,047
Depreciation	1,799	3,295
Amortization of other intangible assets	1,741	1,622
Restructuring charges and other, net	1,041	4,123
Gain on investments	(458)	(413)
Other income, net	(985)	(1,170)
Income tax expense (benefit)	32	(259)
Income from discontinued operations (2)	(2,277)	(611)
Gain on sale of discontinued operations	(28,989)	—

	(19,108)	15,634

Total Net Income (Loss)	$36,683	$(1,307)

For each of the business segments, Search & Directory and Mobile, the financial information above is presented to the Company’s chief operating decision maker.

(1)	Amounts exclude depreciation, amortization and allocation of corporate expenses.
(2)	On March 31, 2004, the sale of the Payment Solutions business was consummated. The operating results of Payment Solutions have been presented as a discontinued operation for all periods presented. Income from discontinued operations is comprised of segment results from Payment Solutions, which includes segment revenues of $8.4 million and segment income of $2.8 million (which excludes depreciation, amortization and allocated corporate expenses) for the three months ended March 31, 2004 and segment revenues of $6.3 million and segment income of $1.3 million for the three months ended March 31, 2003. Additionally, income from discontinued operations includes previously unallocated depreciation, amortization and corporate expenses that were attributed to Payment Solutions, less allocated income taxes.

InfoSpace, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except per share data)

	Three months ended				Year Ended
	March 31, 2003 (unaudited)	June 30, 2003 (unaudited)	September 30, 2003 (unaudited)	December 31, 2003 (unaudited)	December 31, 2003 (unaudited)
Revenues	$30,283	$31,685	$31,232	$39,029	$132,229

Operating expenses(1):
Content and distribution costs	3,539	5,343	7,389	11,312	27,583
Systems and network operations	3,421	2,743	2,240	2,585	10,989
Product development	6,010	3,853	3,747	4,171	17,781
Sales and marketing	4,556	4,100	3,999	4,832	17,487
General and administrative	7,477	9,527	7,372	7,849	32,225
Depreciation	3,295	3,215	2,342	1,968	10,820
Amortization of intangible assets	1,622	1,622	1,622	1,952	6,818
Impairment of other intangible assets	—	—	1,151	—	1,151
Restructuring charges and other, net	4,123	10,303	1,405	(2,580)	13,251

Total operating expenses	34,043	40,706	31,267	32,089	138,105

Operating income (loss)	(3,760)	(9,021)	(35)	6,940	(5,876)

Gain (loss) on equity investments	413	(12,426)	74	(58)	(11,997)
Other income, net	1,170	5,618	681	723	8,192

Income (loss) from continuing operations before income taxes	(2,177)	(15,829)	720	7,605	(9,681)

Income tax benefit (expense)	259	(192)	85	455	607

Income (loss) from continuing operations	(1,918)	(16,021)	805	8,060	(9,074)

Income (loss) from discontinued operations, net of tax (2)	611	(471)	787	1,828	2,755

Net income (loss)	$(1,307)	$(16,492)	$1,592	$9,888	$(6,319)

(1)	The Consolidated Statements of Operations have been revised to eliminate the caption cost of revenues, and separately present content and distribution costs, depreciation expense and systems and network operations costs. Content and distribution costs were previously included in cost of revenues and sales and marketing expense. Certain reclassifications have been made to the accounts in 2003 to conform to the current presentation. The reclassification did not impact previously reported revenue, total operating expenses, operating income or net loss.
(2)	On March 31, 2004, the sale of the Payment Solutions business was consummated. The operating results of Payment Solutions have been presented as a discontinued operation for all periods presented. Income from discontinued operations is comprised of segment results from Payment Solutions, segment revenues and expenses, and previously unallocated depreciation, amortization and corporate expenses that are attributed to Payment Solutions, less allocated income taxes.